AMENDMENT TO

EMPLOYMENT AGREEMENT BETWEEN

MICHAEL STEPHEN HAHN AND PACIFIC COAST NATIONAL BANCORP AND PACIFIC COAST NATIONAL BANK

WHEREAS, on May 20, 2008, Michael Stephen Hahn entered into an employment agreement  (the “Agreement”) with Pacific Coast National Bancorp (the “Company”) and Pacific Coast National Bank (the “Bank”);

WHEREAS, the Agreement includes provisions that provide, or may provide, for deferred compensation and therefore must be amended to comply with Section 409A of the Internal Revenue Code and the regulations and guidance of general applicability issued thereunder (“Section 409A”);

WHEREAS, the Agreement may be amended by the parties to the Agreement; and

WHEREAS, the parties desire to amend the Agreement in the manner provided below.

NOW, THEREFORE, the foregoing considered, it is agreed as follows:

1.  Effective as of January 1, 2008, the Agreement be amended to include the following amendments:

a.  Section 3(b) of the Agreement is amended to include the following at the end thereof:

“Bonus payments provided for under this Section 3(b) (other than stock options or other benefits that are not subject to Section 409A of the Internal Revenue Code and the regulations and guidance of general applicability issued thereunder (“Section 409A”)) shall be paid to Executive no later than 2½ months after the later of (1) the end of the calendar year, or (2) the end of the taxable year of the Employer, in which Executive obtains a legally binding right to such payments.”

b. Section 3(j) of the Agreement is amended to include the following at the end thereof:

“No payment shall be made under this Section 3(j) unless Executive experiences a “separation from service” (as that phrase is defined in Section 409A).  If and to the extent payments under this Section 3(j) constitute deferred compensation within the meaning of Section 409A, and Executive is a “specified employee” (as defined in Section 409A), then those deferred compensation payments shall be delayed until the first day of the seventh month following the date of Executive’s separation from service, with interest credited as provided for above.  Relocation expenses shall be paid at such time and in such manner as necessary to avoid the application of Section 409A to those expenses.”

c.  Section 11 of the Agreement is amended to read as follows:

“In the event of a Change in Control, the Employer shall pay to Executive, no later than 30 days after the effective time of the Change in Control, a cash lump sum payment equal to 299% of his Base Amount as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).  For purposes of the preceding sentence the phrase “Change in Control” shall mean a change in the ownership or effective control of the Employer or a change in the ownership of a substantial portion of the assets of the Employer, all within the meaning of Code Section 409A(a)(2)(A)(v) and the regulations thereunder.   Notwithstanding the following, a

shareholder or shareholders may make the following transfers and such transfers shall be deemed not to be a Change in Control: (a) to a trust described in Section 1361(c)(2) of the Code and that is created solely for the benefit of the shareholder or any spouse or lineal descendant of the shareholder; (b) to any individual by bona fide gift; (c) to any spouse or former spouse pursuant to the terms of a decree of divorce; or (d) to any officer or employee of Employer pursuant to any stock option plan established by the shareholders of Employer.”

d.  Section 19 of the Agreement is amended to include the following at the end thereof:

“Obligations under this Agreement shall not be funded in a manner that would violate Section 409A.”

2.  Any provision of the Agreement inconsistent with the foregoing, or with the applicable requirements of Section 409A, shall be deemed to be amended to comply therewith.  The Agreement is otherwise ratified and reaffirmed in all other respects.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed, this ____ day of December, 2008, effective as of January 1, 2008.

PACIFIC COAST NATIONAL BANCORP

By:
Name:
Title:

PACIFIC COAST NATIONAL BANK

By:
Name:
Title:

EXECUTIVE

Michael Stephen Hahn